Exhibit 10.7

FIRST AMENDMENT TO

AMENDED AND RESTATED EMPLOYMENT AGREEMENT

THIS FIRST AMENDMENT TO AMENDED AND RESTATED EMPLOYMENT AGREEMENT (this “Amendment”), by and between LifeStance Health, Inc., a Delaware corporation with its principal place of business in Bellevue, Washington (the “Company”), and Michael K. Lester (the “Executive”), is entered into effective as of June 1, 2020 (the “Amendment Effective Date”). Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Agreement (as defined below).

W I T N E S S E T H

WHEREAS, the Company and the Executive previously entered into an Amended and Restated Employment Agreement, dated as of May 14, 2020 (the “Agreement”);

WHEREAS, Section 20 of the Agreement provides that the Agreement may be amended or modified only by a written instrument signed by the Executive and an expressly authorized representative of the Company; and

WHEREAS, the Company and the Executive desire to amend certain terms and conditions of the Agreement as set forth herein, in order to document certain modifications to the terms of the Executive’s employment with and provision of services to the Company and its Affiliates.

NOW, THEREFORE, in consideration of the mutual covenants set forth in this Amendment and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Agreement is hereby amended effective as of the Amendment Effective Date as set forth in this Amendment:

1. Amendment.

(a)	Section 4(a) of the Agreement is hereby replaced in its entirety as follows:

“Base Salary: The Company shall pay the Executive a base salary at the rate of Three Hundred Thirty-Seven Thousand and Ninety-One Dollars and Twenty Cents ($337,091.20) per annum, payable in accordance with the payroll practices of the Company for its executives (the “Base Salary”). The Base Salary will continue to be reviewed by the Board of Directors or, if applicable, the Compensation Committee thereof, at least annually, and may be increased from time to time in the sole discretion of the Board of Directors or Compensation Committee, as applicable.”

(b)	Section 4(f) of the Agreement is hereby replaced in its entirety as follows:

“Business Expenses. The Company shall continue to pay or reimburse the Executive for all reasonable business expenses (including expenses for business-related travel and business entertainment) incurred or paid by the Executive in the performance of his duties and responsibilities hereunder, subject to Company policies on business expenses as in effect from time to time for senior executives and to such reasonable substantiation and documentation as may be specified by the Company from time to time. The Executive’s right to payment or reimbursement for business expenses hereunder shall continue to be subject to the following additional rules: (i) the amount of expenses eligible for payment or reimbursement during any calendar year shall not affect the expenses eligible for payment or reimbursement in any other calendar year; (ii) payment or reimbursement shall be made not later than December 31 of the calendar year following the calendar year in which the expense or payment was incurred; and (iii) the right to payment or reimbursement shall not be subject to liquidation or exchange for any other benefit. For the avoidance of doubt and notwithstanding anything to the contrary in the foregoing, the Executive will not be entitled to any reimbursement under this Agreement for aviation related expenses, which shall be paid or reimbursed solely pursuant to that certain Independent Consulting Agreement, by and between the Company and Alert5 Consulting LLC, dated as of August 27, 2020.”

2. Good Reason Waiver. In light of the good and valuable consideration the Executive is receiving in exchange for his entry into this Amendment, the Executive hereby waives any and all claims he may have to terminate his employment for Good Reason on the basis of his entry into this Amendment.

3. Affirmation. This Amendment is to be read and construed with the Agreement as constituting one and the same agreement. Except as specifically modified herein, the Agreement shall continue in full force and effect in accordance with all of the terms and conditions thereof.

4. Defined Terms. All terms not herein defined shall have the meanings ascribed to them in the Agreement.

5. Miscellaneous. This Amendment shall inure to the benefit of, and be binding upon, the Executive, the Company and their respective successors and assigns. This Amendment may be executed in counterparts, each of which is deemed an original, but all of which constitutes one and the same agreement. Delivery of an executed counterpart of this Amendment electronically or by facsimile shall be effective as delivery of an original executed counterpart of this Amendment.

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IN WITNESS WHEREOF, this Amendment has been executed as a sealed instrument by the Company, by its duly authorized representative, and by the Executive, as of the date first above written.

THE EXECUTIVE:	LIFESTANCE HEALTH, INC.

/s/ Michael K. Lester	By:	/s/ Ryan Pardo
Michael K. Lester		Name:	Ryan Pardo
		Title:	CLO

[Signature Page to Amendment No. 1 to Amended and Restated Employment Agreement]